Exhibit 11.1
                            INTEL CORPORATION
                    COMPUTATION OF EARNINGS PER SHARE
                 (In millions, except per share amounts)

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                                             Three Months Ended         Six Months Ended
                                             ------------------         ----------------
                                             Jun. 29,   Jul. 1,         Jun. 29,   Jul. 1,
                                              1996       1995            1996       1995
                                             ------------------         -----------------
PRIMARY SHARES CALCULATION:

Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

Weighted average number of
  shares outstanding                            824        828            823        828

Add shares issuable from assumed exercise
  of options and warrants                        64         60             61         52
                                             ------     ------         ------     ------
Weighted average number of shares
  outstanding as adjusted                       888        888            884        880
                                             ======     ======         ======     ======


FULLY DILUTED SHARES CALCULATION:

Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:

Weighted average number of shares
  outstanding                                   824        828            823        828

Add shares issuable from assumed
  exercise of options and warrants               67         69             67         69
                                             ------     ------         ------     ------
Weighted average number of shares
  outstanding as adjusted                       891        897            890        897
                                             ======     ======         ======     ======

NET INCOME                                   $1,041     $  879         $1,935     $1,768
                                             ======     ======         ======     ======
PRIMARY EARNINGS PER SHARE                   $ 1.17     $  .99         $ 2.19     $ 2.01
                                             ======     ======         ======     ======
(1) FULLY DILUTED EARNINGS PER SHARE         $ 1.17     $  .98         $ 2.17     $ 1.97
                                             ======     ======         ======     ======

(1) Earnings per common equivalent share presented on the face of the statements of income represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the statement of income because the differences are insignificant.
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